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                                                             EXHIBIT 4(b)(ii).51

                Agreement on Provision of Services No. 621-487/01

Logica s.r.o.
having its registered office at Na okraji 335/42, 160 00 Praha 6 acting through
Logica s.r.o., organizacna zlozka
having its registered office at Tolsteho 9, 811 06 Bratislava
Identification No. (IC) : 0031795706
Tax Identification No. (DIC): 0031795706/602
Bank: Citibank Bratislava, account No. 2003730008/8130 represented by Robert Sandor, director of an organizational part of an enterprise

(hereinafter referred to as the "Provider")

and

Eurotel Bratislava, a.s.
having its registered office at Vajnorska 100/A, 831 03 Bratislava represented by Jozef Barta, CEO and Procurator and JUDr. Jan Pitonak, Procurator Identification No.:35 705 019 Tax Identification No.: 35705019
Bank: Tatrabanka,  account No. 2622021710/1100
Registered with Commercial Court Bratislava I, Section Sa, Insert no. 1238/B

(hereinafter referred to as the "Client")

In consideration of the obligations contained herein and with the intention to be bound hereby, the contracting parties have agreed on the following wording of the agreement:

1.    CONTRACTING PARTIES

      1.1. The Provider declares that it is a legal entity duly organized and registered under the Slovak law in the Commercial Register administered by the District Court in Bratislava I, in section B, entry No. 758, and that it complies with any and all terms and conditions and requirements set out herein, and that it is authorized to conclude this Agreement and duly perform the obligations contained herein, and expressly declares that is authorized to grant licenses to use the software product according to this Agreement.

      1.2. The Client declares that it is a legal entity duly organized and registered under the Slovak law in the Commercial Register administered by the Court in

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            Bratislava in Section Sa, entry No. 1238/B and that it complies with any and all terms and conditions and requirements set out herein, and that it is authorized to conclude this Agreement and duly perform the obligations contained herein.

2.    SUBJECT OF THE AGREEMENT

      2.1. The Provider hereby undertakes to provide the Client with services listed in Annex No. 1 (also called as the "Scope of Supply") hereto (hereinafter referred to as the "Services"); the Services provided by the Provider shall in no event be misinterpreted pursuant to the "Migration Study Document", dated November 7th, 2001 made by the Provider and accepted by the Client earlier to this Agreement and Project Plan attached as a separate Annex 3.

      2.2. Client may request observance of additional standards or modification in accordance with standards as amended at the time of delivery, in the event of Client's interest in the services hereunder would otherwise be materially affected. In such case, Provider shall be entitled to demand appropriate additional compensation and a reasonable postponement of agreed delivery dates.

      2.3. The Client hereby undertakes to provide assistance in a stipulated manner and to pay to the Provider the price agreed upon.

      2.4. The description and scope of services are set out in Annex No. 1 hereto.

      2.5.  Additional works or Change Requests as may be required by Client.

3.    PLACE AND DATE OF PERFORMANCE

      3.1. The place of providing Services shall be the Client's registered office, unless otherwise expressly stated in Annex No. 2 hereto.

      3.2. Dates of providing Services are set out in Annex No. 3 hereto, within the framework of the time-schedule of Project Plan, which has been agreed upon, or, as the case may be, set at a fixed date.

      3.3. Delivery by Provider of the Services which are ready for Acceptance Testing by Client is expected to take place according to the schedule in Annex 3 and Annex 6 Acceptance Tests Procedure. Provider shall not unreasonably withhold acceptance. Should the delivery Date not be adhered to, Provider shall pay 0,25% penalty of the agreed price for the delayed deliverable for every complete week of delay, which is solely attributable to Provider up to a maximum of 5% of that price. However Provider shall have no liability for any failure to deliver to or delay in meeting the Delivery Dates agreed in the project plan unless such failure is solely caused by Provider. The liquidated damages shall only be due if Client is current with its payment hereunder.


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4.    PRICE AND PAYMENT TERMS AND CONDITIONS

      4.1. The price of provision of the Services shall be as set out in Annex No. 4 hereto. Unless otherwise expressly stated therein, the price set out therein is exclusive of value added tax and reasonable expenses according to Annex No.4 hereto. In case, that Client shall be obliged to apply withholding tax, based on Double Taxation Avoidance Treaty between Czech and Slovak Republic, Client shall apply the withholding tax.

      4.2. If Provider invoiced Client for services performed due to the Agreement on Provision of Services signed on December 21, 2001, payments to be provided according to Annex no. 4 hereto shall be deducted by the amount that the Provider already received for his performance to the Client under aforementioned Agreement concluded by and between the contracting parties and signed on December 21, 2001. Such performance of the Provider is deemed to make a part of the performance of the Provider under this Agreement. The deduction has no influence to limitation liability amount according to 11.5 hereof.

      4.3. The Client undertakes to pay the price in individual installments determined in the payment schedule included in Annex No. 4 hereto. The price shall be payable in EURO, on the basis of invoices issued by the Provider in accordance with the payment schedule.

      4.3. If such invoice does not contain all data required by the valid legal regulations or if the data are not stated correctly therein, the Client shall have the right to return such invoice to the Provider within ten (10) days of its receipt, with the identification of the prerequisites missing or incorrect data. In such event, the maturity period shall be interrupted and a new maturity period shall commence upon the delivery to the Client of the corrected invoice.

      4.4. An invoice shall be deemed to have been delivered on the third (3rd) day from its evidenced mailing. Invoices are due in 30 days and shall be paid via bank transfer to the bank account of the other contracting party.

      4.5. In the event of any delay with payment of a monetary amount, the contracting party which is in delay with payment shall pay the other contracting party 0,25% of the overdue payment for every complete week of delay, which is solely attributable tot he other party up to a maximum of 5% of that price.

5.    RIGHT TO USE AND INDEMNIFICATION


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      5.1.  If, on the basis of the performance by the Provider, the Client is to acquire the non-exclusive, non-transferable right to use to certain software (according to the Design Change Requests), the right to use shall pass to the Client on the date when the price of the performance is paid. The Client is entitled to use the said software only in compliance with its designation and subject to the conditions set out herein.

      5.2. Provider, at its expense, shall defend and hold harmless and indemnify the Client against all and any claims by a third party whose intellectual property rights the Client has infringed by the use or installation of the software according to the Design Change Requests and/or any component thereof, in accordance with this Agreement; provided, however, that (i) Provider is promptly notified in writing of such claim, (ii) Provider shall have, to the maximum extent permitted under applicable law, the right to control the defense and/or settlement thereof, (iii) the Client furnishes to Provider on request all information available to the Client for such defense, and (iv) the Client will not admit any such claim and/or make any payments with respect to such claim without the prior written consent of Provider.

      5.3. The risk of damage shall pass to the Client on the date of delivery of an item.

      5.4. The Provider shall perform the services set forth herein through its employees or subcontractors. In case that the Provider is not the original holder of the right to use the work, the Provider shall ensure and obtain the consent to use the work for the purposes of this agreement of the work, from its employees or subcontractors. The costs for obtaining the consent are included in the price for the supply as agreed upon in this agreement. The consent granted either by the Provider or by its employees shall include consent to use the work for BSCS migration either performed by the Provider or any other third party.

      5.5. The title and right to use the third party products will be granted to Client by Logica according to the license conditions for such third party products.

      5.6. The Licensed Software (which consists of the standard BSCS Software and the Design Change Requests delivered hereunder) can only be used with the systems software, database software and hardware (the "System environment") recommended by Provider. In case of use under a different environment than the System environment, Provider shall not be liable for an warranty services. Warranty does not cover defects occurring as a result of operational errors or modification of the program on the part of the Client or any other third party.

      5.7. Client shall immediately notify Provider in writing of any defects, specifying these exactly. Prerequisite for correcting the fault shall be Client describing the fault in co-operation with Provider, or stating how the fault makes itself noticed and what effect it has. The documents necessary to provide proof shall be, as far as possible, made available to Provider by Client. The parties shall work closely together to localize such defects.

      5.8. Provider shall also be entitled to remedy defects by exchanging the work or a part thereof for another similar work.


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      5.9.  The Licensed Software shall be subject to a Software Service
            Agreement to be singed between the parties. The granting of rights to use in the Software Service Agreement does not cover models, methods, scripts, utility programs, program modules, program components such as libraries and other standard products used to fulfill this Agreement.

      5.10. Provider herewith acknowledge that Client shall not be entitled to rights of any kind whatsoever pertaining to materials, scripts, documents, schedules, designs, operating specifications or other documentation which may possibly be made available by Provider in connection with performance under this Agreement. Client shall not be entitled to reproduce these materials scripts, documents, schedules, designs operating specifications or other documentation nor to make these available to third parties in any form whatsoever nor use them for purposes beyond the execution of this Agreement.

      5.11. Upon termination of this Agreement, for any reason whatsoever, Client shall immediately surrender all materials, scripts, documents, schedules, designs, operating specifications or other documentation supplied by Provider or prepared by Provider. Client shall not be entitled to claim a right of retention of any kind with regard to the materials, documents, scripts, schedules, designs, operating specifications or other documentation.

6.    ADITIONAL CHANGE REQUESTS

      6.1. Amendments to the Scope of Supply, which will become imperative due to Client's operational requirements, may not be rejected by Provider without providing a reason. When the parties agree to implement a change request to the Scope of Supply, the details of such change (scope, delivery dates, pricing) shall be specified and agreed in writing by the parties. Otherwise, Provider is not obligated to perform services in addition to the scope of services stipulated hereunder. Both parties shall make every effort to avoid additional effort, costs and postponements of delivery dates as far as possible.

      6.2. Provider shall be entitled to invoice Client for any costs resulting from errors or omissions in the documentation or delays of deliveries supplied by Client or accepted by Client or resulting from incorrect written statements by Client employees.

      6.3. Provider shall be entitled to invoice on a time and material basis at the prevailing Provider price list the cost of examining change requests as well as any preparation of functional specifications. Provider shall, however, give Client an initial non-binding estimate of the cost of a design change request (rough order of magnitude) prior to starting specification work.

7.    OBLIGATIONS TO CO-OPERATE


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      7.1.  The successful execution of software projects requires close co-operation amongst all parties concerned. Provider will not be able to render its software development and other services without co-operation from Client. Wherever possible, Provider shall draw the attention of Client to such co-operation requirements in good time, in order to facilitate operational planning for Client. Client shall provide all necessary co-operation services in such a way that delays to the project and hindrances to Provider shall be avoided. Client shall specifically provide the co-operation services set forth in Attachment 2 (Project Schedule).

      7.2. If necessary, Client shall provide the information necessary to carry out the project as well as adequately qualified staff and persons to answer queries. Client shall draw the attention of Provider to requirements and practices specific to the Client and not specified in the Scope of Supply. Client shall supply the information and technical documentation in the form specified by Provider.

      7.3. Client shall provide adequate space on Client's own premises for the personnel employed by Provider and shall allow them access to the rooms where hardware is installed or to the hardware on which the software is to be installed. Client shall make communications equipment such as telephone, fax, modem and data connections available at its own cost.

      7.4. Co-operation activities, necessary decisions, approvals, comments on proposals or reservations, as well as confirmations of acceptance shall be issued and communicated by the Parties without delay.

      7.5. Each party agrees that when its staff is present on the premises of the other party they shall comply with such rules and regulations as are notified to them for the conduct of staff on those premises.

      7.6. Should Client fail to duly fulfill its obligations to co-operate, the contractually agreed execution dates shall be extended. The Parties understand that in view of Provider's personnel planning, delays may be excessive. Provider may charge any additional expense resulting from Client's default in cooperation, in particular for the prolonged provision of personnel, according to Provider's then prevailing time and materials rates. Provider shall, however, be obligated to notify Client about the additional expense beforehand, including the amount of the additional expense as reasonably foreseeable. Client shall then have the right to decide whether the services should be temporarily discontinued (and resumed after Client has fulfilled the co-operation obligation) or not. The Parties acknowledge that in case the services are discontinued, additional delay may be inevitable.

8.    ACCEPTANCE

      8.1. At the request of the Provider, the Client shall inspect the work delivered by Provider under this Agreement and confirm acceptance of such work in writing.


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      8.2.  Defects, which do not materially prejudice the use of the work, shall not preclude acceptance. Such defects shall be noted in the acceptance report and corrected by Provider following acceptance.

      8.3. Provider may request acceptance of definable partial deliverables and of interim results. Client shall be entitled to participate in any acceptance tests in whole or in part.

      8.4. The acceptance procedure is described and will be led according to the Annex No. 6, Acceptance Procedure.

      8.5. The Acceptance criteria will be defined in a Quality Plan, which is jointly agreed on, at the latest two weeks before the Acceptance of Functional Specifications.

      8.6. Any part of the system or work performed by Provider used in commercial operation is deemed to be accepted.

9.    WARRANTY

9.1   The Provider warrants that:

      9.1.1 in making the Supply it shall exercise reasonable skill and care by personnel whose qualifications and experience will be appropriate for the tasks to which they are allocated;
      9.1.2 the deliverables will meet the requirements described in the documentation to it and tested successfully in the acceptance procedures;
      9.1.3 the Provider shall, free of charge, use all reasonable endeavors to remedy any breach of the warranty which is notified by the Client in writing during the warranty period.

9.2 The Client shall be obligated to notify the Provider without any unreasonable delay of any failure of the deliverables or any other non-compliance of the Provider with the Warranties. Should the Client fail to notify the Provider as set forth in the preceding sentence, the Provider shall not be responsible for any loss to the extent directly resulting from and after such failure.

9.3 The warranty period for products and services as per Annex 1 -Scope of Supply 1.2 and 1.2.1, expires (12) months after the date of acceptance of those deliverables.

9.4 The warranty period for products and services defined in Annex 1 - Scope of Supply 1.1, 1.2.2 and 1.3, expires (6) months after the date of Acceptance of those items, provided Client signs Support and Maintenance Agreement for Logica's part of the delivery to become valid and effective since the date of Acceptance. If the Support and Maintenance is not signed on the day one after the date of Acceptance at latest, the warranty period for those deliverables expires three (3) months after the date of their Acceptance.

9.5 The Licensed Software (which consists of the standard BSCS Software and the Design Change Requests delivered hereunder) can only be used with the systems


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      software, database software and hardware (the "System environment")
      recommended by Provider. In case of use under a different environment than the System environment, Provider shall not be liable for a warranty services. Warranty does not cover defects occurring as a result of operational errors or unauthorized modification of the program on the part of the Client or any other third party.

9.6 Client shall immediately notify Provider in writing of any defects, specifying these exactly. Prerequisite for correcting the fault shall be Client describing the fault in co-operation with Provider, or stating how the fault makes itself noticed and what effect it has. The documents necessary to provide proof shall be, as far as possible, made available to Provider by Client. The parties shall work closely together to localize such defects.

9.7 Provider shall also be entitled to remedy defects by exchanging the work or a part thereof for another similar work.

9.8 Until such time as the warranty services have definitively failed, Client may not demand a reduction of the remuneration for the work (deduction). Client may only terminate this Agreement (termination), if the warranty services have definitively failed with regard to at least three major software defects and, as a result of this, the use of the Licensed Software has become reasonably unacceptable for Client's customer.

9.9 The Licensed Software shall be subject to a Software Service Agreement to be singed between the parties. The terms and conditions of the Software Support Agreement shall be mutually agreed.

10.   AUTHORIZED PERSONS

10.1. Each contracting party shall appoint an authorized person. The authorized persons shall represent the contracting party in contractual and business matters related to the performance hereof. The authorized persons shall act on behalf the Parties only if they are entitled to do so under relevant corporate documents of the Parties, internal regulations of the Parties or respective power of attorneys, or as provided for by law. The Client shall notify the Provider without undue delay in writing of the persons which are entitled to act on behalf of the Client provided any legal actions will be necessary to perform.

10.2. The names of the authorized persons are listed in Annex No. 5 hereto. The contracting parties are authorized to make any change in the authorized persons, subject to a written notification thereof delivered to the other contracting party.


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11.   LIABILITY

11.1. Within the scope of valid legal regulations and this Agreement, the contracting parties shall be liable for damage caused resulting from grossly negligent conduct and intentional misconduct with no limitation. The contracting parties undertake to use their maximum effort to prevent damage and minimize damage occurred.

11.2. Neither contracting party shall be liable for damage resulting from a factually incorrect or otherwise erroneous order received from the other contracting party. Neither contracting party shall be liable for a delay resulting from any delay with the performance by the other contracting party of its obligations.

11.3. The contracting parties undertake to notify the other party, without undue delay, of any force majeure events preventing them from the due performance hereof. The contracting parties undertake to use their maximum effort to divert and overcome force majeure events.

11.4. Only the damage actually incurred shall be compensated. To the extent permitted by the valid legal regulations, none of the contracting parties shall be liable for any indirect, incidental or consequential damage, damage caused to data, or loss of profit or proceeds or other financial loss, including the damage resulting from a breach of obligations vis-a-vis any administrative authority, regardless of whether such damage results from a breach of a contractual obligation or any obligation set out by law.

11.5. The liability for damages that may arise from this Agreement shall consist from the amount which, until the origin of damage, has been paid hereunder as the price for performance but not more than 3.487.000 EUR

12.   PROTECTION OF INFORMATION

12.1. The contracting parties shall keep confidential any and all information they have obtained, in a usual manner for concealment of such information, unless otherwise expressly agreed. This confidentiality obligation shall survive the termination of effectiveness hereof. The contracting parties shall be entitled to request each other to document the sufficient concealment of confidential information. The contracting parties shall bind their employees, representatives, as well as other cooperating third parties with the same confidentiality obligation if such information has been disclosed to them.

12.2. Both contracting parties shall have the right to use, provide and disclose confidential information only to the extent and subject to the conditions necessary for the due performance of the rights and obligations arising from this Agreement.

12.3. The confidential information shall be deemed to be, regardless of the form in which it was obtained, any and all information which was not marked by any of the contracting parties as public information and which relates to this Agreement and its performance (in particular information regarding the rights and obligations of the contracting parties, as well as the information about prices), information which relates to any contracting party (in particular the trade secret, information regarding


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      their activities, structure, economic results, know-how), or information to which a special regime for concealment applies under the legal regulations (in particular the economic secret, state secret, bank secret, official secret). In addition to that, the confidential information shall be deemed to be any information, which is expressly marked as such by any contracting party.

12.4. Information which has become publicly available otherwise than as a result of a breach of a confidentiality obligation, information obtained on the basis of a procedure independent from this Agreement or the other contracting party, provided that the party which has obtained such information can document such fact, and, finally, information disclosed by a third party which has obtained such information without any breach of a confidentiality obligation, shall in no event be deemed to be confidential information.

12.5. None of the provisions hereof shall limit or prevent the Provider from publication or commercial use of any technical knowledge, skill or experience of a general nature, which it has obtained during the performance hereof.

13.   ASSISTANCE AND MUTUAL COMMUNICATION

13.1. The contracting parties undertake to provide each other with assistance and any and all information necessary for the due performance of their respective obligations. The contracting parties shall inform each other of any and all facts which are or may be important for the due performance of this Agreement.

13.2. The contracting parties shall perform their respective obligations arising from this Agreement in a manner preventing from the occurrence of any delay with meeting individual deadlines and any delay with meeting due dates of individual financial obligations

13.3. Any communication between the contracting parties shall be made through the authorized persons, empowered employees or statutory representatives of the contracting parties.

13.4. Any notices between the contracting parties which relate to or shall be made under this Agreement must be in writing and shall be delivered to the other party either in person or via a registered letter or another form of registered post communication to the address included in the title hereof, unless otherwise stipulated or agreed upon between the contracting parties.

13.5. Notices shall be deemed to have been delivered on the third (3rd) day from the date of their evidenced mailing.

13.6. If the Agreement requests that any document be delivered in a written form, such document may be delivered either in a hard copy or in an electronic (digital) form as a document prepared in the MS Word 6.0 or higher version text processor on an agreed medium.

13.7. In the case of any change in their addresses, the contracting parties undertake to notify the other contracting party thereof within three (3) days at the latest.


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14.   VALIDITY AND EFFECTIVENESS OF THE AGREEMENT

14.1. This Agreement shall become valid and effective on the date of its signature by both contracting parties.

14.2. Any contracting party shall have the right to give notice of termination of this Agreement for any reason whatsoever, or without stating a reason, and the notice period shall be six (6) months. The works performed by the Provider until the time, when Provider receives notice of termination and also works and products ordered until that time will be paid by Client.

14.3. Should the Provider be in default with performance for more than one (1) month and fail to remedy such situation even in the grace period of thirty
      (30) days from the date of delivery to it of the Client's written notice of such default, the Client shall have the right to rescind the Agreement.

14.4. Should the Client be in delay with payment of the Provider's invoices, and such delay lasts for more than thirty (30) days from the date of a written notice thereof, the Provider shall have the right to stop the works and rescind the Agreement; furthermore, the Provider shall have the right to rescind the Agreement if the Client defaults in the performance of its obligations hereunder for more than thirty (30) days and fails to remedy such situation even in the grace period of fifteen (15) days from the date of delivery to it of the Provider's notice of such default.

15.   DISPUTES RESOLUTION

15.1 The contractual parties undertake to make maximum efforts to remove mutual disputes arisen on the basis of this Contract or in connection with this Contract and to resolve them, in particular, with the aid of negotiations of contact persons or appointed representatives.

15.2 If the contractual parties fail to reach an agreement on the mode of resolution of the mutual dispute, either contracting party has the right to submit the dispute for arbitration proceedings to be realized according to the rules set out further. The party that enforces its rights in accordance with this Article 15.2 and sequentially, is pursuant party (plaintiff) and the other party is defendant. Notification must be accompanied by a proposal for the commencement of arbitration proceedings (action). A claim is made by the delivery of proper notification to the defendant.

15.3  The arbitration proceedings shall be held in Prague, in the Czech
      Republic.

15.4 Each of the contracting parties shall appoint one (1) person as arbitrator within fifteen (15) days of delivery of a written notice on opening of arbitration proceedings to defendant and this appointment shall announce to the other party and appointed


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      arbitrator; the plaintiff is responsible for the notification of the second arbitrator to the arbitrators, provided the defendant has complied with its obligation to appoint an arbitrator. The plaintiff may appoint an arbitrator in the notification under Section 15.2 If the defendant does not appoint an arbitrator by the stipulated deadline, the pursuant party may appoint this arbitrator.

15.5 The two arbitrators so appointed shall elect the third - presiding arbitrator within subsequent fifteen (15) days of the appointment of both arbitrators and shall announce this fact to both parties. If presiding arbitrator is not so appointed the arbitrators shall ask Chairman of Arbitration court administrated by Economic Chamber of the Czech Republic and Agrarian Chamber of the Czech Republic for his appointment.

15.6 The arbitrators designated under Section 15.2 may be replaced at any time by other persons subsequent to a unanimous agreement between the contracting parties for reasons of poor health, death or other serious reasons; if the presiding arbitrator has not yet been appointed the replacement is appointed by the party that appointed the outgoing arbitrator. If the parties do not agree on the appointment of a replacement arbitrator within 5 days, he shall be determined by the presiding arbitrator; if the presiding arbitrator is outgoing, the new arbitrator shall be appointed by the arbitrators. Newly appointed arbitrators shall go through the whole proceedings from the beginning.

15.7 The action shall include names and addresses of the contracting parties, the description of a claim, the amount claimed, and a proposal for dispute resolution.

15.8 The action, as delivered to the defendant under Section 15.2, shall be submitted to the presiding arbitrator, if he has been designated or appointed; if he has not yet been designated or appointed, the proposal for the commencement of arbitration proceedings shall be submitted to any designated arbitrator. The arbitrator shall mark the day he received the proposal on the proposal for the commencement of arbitration proceedings; the claim shall be regarded as having been made on this day, if it has not been possible to deliver the notification under Section 15.2 to the defendant. First the plaintiff may submit the proposal for the commencement of arbitration proceedings to the arbitrator it appointed, if it named him in the notification under Section 15.2, as of the day of delivery of the notification. The arbitrators shall conduct the arbitration proceedings as they see fit, although the contracting parties must have equal positions and must be provided with the same opportunity to present their opinions to the arbitrators. During proceedings each of the contracting parties has the right to require the arbitrators to conduct procedural hearings with the submission of evidence and questioning of witnesses, experts and the parties.

15.9 The plaintiff may only amend a proposal for the commencement of arbitration proceedings with the defendant's consent or, if a presiding arbitrator has been appointed, without the defendant's consent and with the consent of this arbitrator, who may reject the proposal if the results of proceedings conducted up to that point cannot be used for proceedings regarding the amended proposal.

15.10 Contractual parties can be represented by persons of their own selection. The names of representatives must be communicated in written to the other contractual party.


                                     12/18

Agreement on Provision of Services             Logica s.r.o., organizacna zlozka
--------------------------------------------------------------------------------

      Any documents submitted to the arbitrators must be simultaneously delivered to the other party of the dispute.

15.11 The arbitrators shall sit eight (8) hours a day, six (6) days a week without interruption until they reach a decision.

15.12 The language of the arbitration proceedings shall be Czech. Written documents to be submitted by the contractual parties during the arbitration proceedings shall be translated into Czech, unless otherwise decided by the arbitrators in justified cases.

15.13 If an arbitrator is inactive, the parties shall proceed in a manner similar to that set out in Section 15.2; but if the inactive arbitrator is the one appointed by the defendant, the substitute arbitrator shall be designated by the plaintiff.

15.14 The remuneration of arbitrators shall be, as a matter of principle, always set out in advance, on the basis of a written agreement between the contracting parties. If the contracting parties do not agree on the remuneration the plaintiff will determine it with consent of arbitrators. The costs of the arbitration proceedings, i.e. the remuneration for arbitrators, administrative costs of arbitrators and legal fees shall be paid by the contracting parties according to their success in the matter. The party which is successful in the matter may claim reimbursement of the costs of the arbitration proceedings from the other party in a manner similar to that set out in provision of ss. 142 Section 1 to 3 of the Code of Civil Procedure. The arbitrators shall determine the amount of costs of the proceedings and their division and reimbursement in the award.

15.15 The arbitration award shall be final and binding for all parties and neither party shall apply to any authority for review thereof. The right of the contracting parties to apply to a court for nullification of the arbitration award or to propose cessation to the ordered enforcement of the award in accordance with law is not hereby affected.

15.16 The pursuant party may, instead of the procedure set out in Section 15.2, submit an action to a municipal court or the Court of Arbitration of the Economic Chamber of the Czech Republic and the Agrarian Chamber of the Czech Republic; if the first act for the commencement of arbitration proceedings has already been taken (Section 15.2), it may do so only subsequent to a written agreement or if the presiding arbitrator has not been appointed, even by the procedure set out in the second sentence of
      Section 15.2.

15.17 In the event that disputes between the contractual parties are resolved by a court, the relevant court shall be in Prague.

16.   FINAL PROVISIONS

16.1. Unless otherwise provided in this Agreement the priority of the Agreement documents shall be as follows:

            1. This Agreement including the terms and conditions of the Agreement
            2.    The Annexe(s)
            3.    Any other documents mentioned in the Agreement


                                     13/18

Agreement on Provision of Services             Logica s.r.o., organizacna zlozka
--------------------------------------------------------------------------------

      In case of any discrepancy between the above documents the text of this Agreement shall always prevail over any of the Annexes except the Agreement itself. Each Annex shall prevail over the documents referenced in said Annex. Later made addendums and amendments alter the contents of this Agreement only to the extent expressly agreed upon between the parties; all other conditions shall always remain unchanged.

      As the Annexes constitute an integral part of the Agreement, any breach or infringement of whichever duty, obligation or commitment of either Party shall be deemed as breach or infringement of the Agreement and shall invoke corresponding consequences.

16.2 This Agreement, as well as the rights and obligations arising from or in relation with this Agreement, shall be governed by the law of Austria with giving no effect to the conflicts-of-law provisions thereof.This Agreement represents the entire agreement between the contracting parties in respect to the subject hereof. The Agreement on Provision of Services agreed on by and between the parties and signed on December 21, 2001 shall be replaced by this Agreement from the date of its effectiveness.

16.3 This Agreement may only be amended by a written agreement between the contracting parties in the form of numbered amendments hereto, signed by authorized representatives of both contracting parties.

16.4  The following annexes constitute an integral part of this Agreement:

             Annex No. 1   Specification of the Services Provided
             Annex No. 2   Place of Delivery
             Annex No. 3   Date of Delivery
             Annex No. 4   Price and Payment Schedule
             Annex No. 5   Authorized Persons
             Annex No. 6   Acceptance Procedure
             Annex No. 7   Responsibilities List

16.5 This Agreement has been executed in four (4) counterparts, and each contracting party shall receive two (2) counterparts.

 The parties declare that they have read this Agreement, that they agree to its contents and in witness thereof, they affix their signatures hereto:

               Logica, s.r.o                     EuroTel Bratislava, a.s.
        In Bratislava, on 12.2.2002            In Bratislava, on 12.2.2002

        ..............__.__.______          __.__.______........................


           ----------------------                 -------------------------
                Robert Sandor                             Jozef Barta
                                                       CEO and Procurator

                                                  -------------------------
                                                       JUDr.Jan Pitonak
                                                          Procurator


                                     14/18

Agreement on Provision of Services             Logica s.r.o., organizacna zlozka
--------------------------------------------------------------------------------


                                     15/18

Annex No. 1

Specification of Services Provided

1.1   Professional Services

      The following Professional Services:

      -     Management Services:

            -     Project Management;
            -     Technical Management;
            -     Integration Test Management;
            -     Acceptance Management;
            -     Data Migration Management;
            -     Cutover Management;

      -     Database Administration;

      -     Baseline Configuration;

      -     Integration Testing;

                  .     Site Acceptance Testing;

      -     Data and rate plan migration;

      - Cutover support encompassing a dry run of a full migration as well as the actual migration to allow the system to go into production;

      - 20 man days of hot run support when the migrated system first enters production.

      -     Consultancy for requirement 141

      - Consultancy services (20 days maximum), including the support of EuroTel to upgrade the existing reporting interfaces related to requirements 037, 046, 053, 054, 070, 071, 125, 144, 145, 170, 171,
            172, 173, 178, and 990.

1.2   Software deliverables

      BSCS Version 6.1 running on current version of Oracle 8.1.7 and Dec 5.1 will be delivered and installed on the production server.

      The modules delivered will be:

      -     BSCS v6.1 Standard online executable modules;
      -     BSCS v6.1 Kernel batch executable modules;
      -     DCR 162, Unapplied Cash Handler (UCH);
      -     DCR 117, Support for the service 'Minutes';
      - Customer Administration Server modul and CAS Service Layer interface;

      -     CAS Package 2.

1.2.1 BSCS Modules

      The solution uses modules in BSCS to cover the following functionality:

      -     Customer care;
      -     Accounts receivable, cash drawer;
      -     Services and tariffs;
      -     Motivations and incentives;
      - International roaming (using standard BSCS v6 functionality based on the TAP 3 standard);
      -     External carriers;
      -     Discounting, motivations and incentives;
      -     Call rating and billing;
      -     Resource management;
      -     Collections;
      -     Dealer management.

1.2.2 Custom developments

      Custom developments by Logica for EuroTel of the interfaces defined in the Functional Specifications. This includes the following interfaces:

      -     Resource Admin to SIM vendors
      -     TAP3 support via BMP
      -     Comptel SAS provisioning
      -     PIH
      -     SBGH interface to DOC1
      -     Datawarehouse
      -     IN-VPN


                                      2/5

1.3   Documents Deliverables

1.3.1 BSCS documentation

            =================================================================
                             Document                        Type of
                                                             document
            -----------------------------------------------------------------
            Accounts Receivable                         User Manual
            -----------------------------------------------------------------
            Customer Administration                     User Manual
            -----------------------------------------------------------------
            Customer Administration Server              User Manual
            -----------------------------------------------------------------
            Equipment Identify Register                 User Manual
            -----------------------------------------------------------------
            External Carriers                           User Manual
            -----------------------------------------------------------------
            External Interface                          User Manual
            -----------------------------------------------------------------
            General Ledger                              User Manual
            -----------------------------------------------------------------
            Inter-exchange Carrier                      User Manual
            -----------------------------------------------------------------
            International Roaming                       User Manual
            -----------------------------------------------------------------
            Reference Data                              User Manual
            -----------------------------------------------------------------
            Report Manager                              User Manual
            -----------------------------------------------------------------
            Resource Administration                     User Manual
            -----------------------------------------------------------------
            Sales Administration                        User Manual
            -----------------------------------------------------------------
            Service & Tariffs                           User Manual
            -----------------------------------------------------------------
            Service Provider                            User Manual
            -----------------------------------------------------------------
            System Administration                       User Manual
            -----------------------------------------------------------------
            Translation Administration                  User Manual
            -----------------------------------------------------------------
            Batch Operators Manual                      Operators Guide
            -----------------------------------------------------------------
            BSCS Interfaces Description                 System Doc.
            -----------------------------------------------------------------
            BSCS Version 6.1 Shipment Notes             System Doc.
            -----------------------------------------------------------------
            Configuration Guide                         System Doc.
            -----------------------------------------------------------------
            Installation Guide                          System Doc.
            -----------------------------------------------------------------
            Release Guide Version 6.1                   Release Guide
            -----------------------------------------------------------------
            Data Base Dictionary                        Table Reference
            =================================================================

      Table 1.1 - Contractually Deliverable BSCS Documents

      According to the Functional Specification (FSP) and High Level Design
      (HLD) documents the Schlumberger SemaVision BSCS V6.0 online help texts and user manuals will be adapted.

1.3.2 Project documentation

      The table below shows the documents to be delivered by Logica. It also identifies:

      -     Whether EuroTel approval is required for the document;
      - Milestones directly related to the document, if any. The planned delivery dates for the document can then be found by cross-referencing the milestone in Appendix B.

      --------------------------------------------------------------------------
      Id                        Title                      EuroTel     Milestone
                                                          Approval
      --------------------------------------------------------------------------
       1    One set of standard BSCS documentation            No          N/A
            on CD-ROM and hard copy
      --------------------------------------------------------------------------
       2    Project Plan                                     Yes         DM-1
      --------------------------------------------------------------------------
       3    Quality Plan                                     Yes         DM-2
      --------------------------------------------------------------------------
       4    User Requirement Matrix                          Yes         DM-3
      --------------------------------------------------------------------------
       5    Functional Specifications for the following      Yes         DM-4
            interfaces:

            -     Resource Admin to SIM vendors
                  UTX to UDR and TAP3 to UDR mapping
            -     TAP3 support via BMP
            -     Comptel SAS provisioning
            -     PIH
            -     SBGH interface to DOC1
            -     Datawarehouse
            -     IN-VPN

      --------------------------------------------------------------------------
       6     Configuration Plan                              Yes         DM-5
      --------------------------------------------------------------------------
       9     Acceptance Test Plan                            Yes         DM-8
      --------------------------------------------------------------------------
       10    Acceptance Test Specifications                  Yes         DM-9
      --------------------------------------------------------------------------
       11    Cutover Plan                                    Yes        DM-10
      --------------------------------------------------------------------------
       12    Client Progress Report                          No        Monthly
      --------------------------------------------------------------------------

      Table 1.2 - Contractually Deliverable Documents

      For documents to be approved by the Client, EuroTel are required to provide review comments on draft versions of deliverable documentation within five working days of receipt of that documentation. Such period may be shortened or extended by mutual agreement of the parties on a case-by-case basis.


                                      4/5

1.4   Data Migration Deliverables

      The BSCS subscriber and financial data will be migrated to version 6.1 database. The scope of migration will be discussed in detail during the analysis phase of the project. The general assumption is that customer data and rate plans will be migrated. The number of migrated rateplans will be that of accepted during the acceptance tests; therefore rateplans will have to be frozen four weeks before acceptance tests.

1.5   Not delivered

      Logica is not delivering the following:

      - The development, integration, migration, acceptance and production hardware platform;
      - System software, other than BSCS v6.1, associated with EuroTel's development, test and production hardware, e.g. Oracle, operating system, development tools and applications, etc.
      - Interfaces customisations to systems or interfaces not previously listed in section 1.2.2.

      Annex 4: Price and Payment Schedule

1.1   Fixed price package

      The fixed price for the Migration project is (Euro)3,486,905 (exclusive of VAT and travel and accommodation costs). The price should be paid according milestones clearly defined in the project plan. Payment schedule is based on the sizing of the workload in different phases of migration project and on the guarantees given to EuroTel in form of the last installments to be paid after the final acceptance.

1.1.1 Payment schedule:

       PM-1  Contract signature                                              30%
       PM-2  First qualified shipment                                        25%
       PM-3  First qualified shipment with zero quality defect               20%
       PM-4  Acceptance                                                      20%
       PM-5  End of hot-run support                                           5%

1.1.2 Logica Development Price

      --------------------------------------------------------------------------
      Description                                                Estimated Price
                                                                 (Euro)
      --------------------------------------------------------------------------
      Custom developments of non-kernel modules
      covering the following EuroTel Bratislava
      requirements: 142, 069, 121, 140, 149, 163,
      177, 991 and consultancy in development to
      be provided by Eurotel for following
      requirements: 037, 046, 053, 054, 070, 071,
      125, 144, 145, 170, 171, 172, 173, 178, 990.
      The consultancy is limited to 20 man days.
      ----------------------------------------------
      Logica effort for overall project
      co-ordination, system integration testing,
      acceptance testing, cutover, 20 working days
      Hot run support.
      --------------------------------------------------------------------------
      Total:                                                        1,511,500
      --------------------------------------------------------------------------

1.1.3 SchlumbergerSema Development Price

      --------------------------------------------------------------------------
      Description                                       Estimated Price (Euro)
      --------------------------------------------------------------------------
      Customer Product Development (DCR: 162,
      117, CAS P 2)
      --------------------------------------------------------------------------

      --------------------------------------------------------------------------
      Data Migration: Design and Development and
      related Project Management, Quality
      Management, Installation support and
      Documentation
      --------------------------------------------------------------------------
      Total                                                         1,531,705
      --------------------------------------------------------------------------

1.1.4 Additional DCRs and scope of work:

      --------------------------------------------------------------------------
      Description                                            Price (Euro)
      --------------------------------------------------------------------------
      DWH, MDS/SAS, TurboFlex, Document
      management, BMP                                                443,700
      --------------------------------------------------------------------------

            Prices are exclusive of VAT, all other applicable taxes and travel expenses: of Provider and SchlumbergerSEMA staff.

1.2   Expenses

      Expenses related to performed services include travelling, lodging, per diem and travelling time of Logica and SchlumbergerSEMA professional staff. Traveling time is charged 50% of working time. Provider's employees and subcontractors are entitled to travel to their respective home locations on a weekly basis, flights and accomodation in a business class limited by the price (Euro)130 per night. Logica CZ staff is entitled to use car or train for the travelling to the place of delivery and standard hotel or adequate accommodation limited by price (Euro)100 per night. All staff is allowed to charge for additional expenses, like taxifrom the airport or railway station and hotel to the place of delivery. Expenses will be charged and invoiced separately, in relevant currency, on a monthly basis. Invoices are due in 30 days.

Annex No. 2

Place of Delivery

The place of delivery is Eurotel Bratislava, a.s., location at Vajnorska 100/a Bratislava.


                                      1/1

                                            Appendix 2 - Place of delivery C.doc

Annex No. 7:List of responsibilities

1.1   Logica

      Deliver:

      -     Professional services

      -     Custom developments

      -     Project documentation

      according to the Appendix A Chapters 1.1, 1.2.2, and 1.3.2 respectively within the timeframe agreed in the DM-1 Project plan document keeping the quality constrains as specified in DM-2 Quality plan document.

1.2   SchlumbergerSema

      Deliver:

      -     Functional specification and binaries of BSCS v6 customized software

      -     BSCS documentation

      -     Data migration

      -     Ordered professional services (testing, acceptance, cut-over)

      according to the Appendix A Chapters 1.2, 1.3.1, and 1.4 respectively within the timeframe agreed in the DM-1 Project plan document according to the SchlumbergerSema internal quality standards.

1.3   EuroTel Bratislava

      The table below shows the contractually agreed dependencies on EuroTel to allow Logica to meet the requirements of the CONTRACT.

      Any delay by EuroTel in meeting these dependencies entitles Logica to delay its corresponding obligations for a period equal to the duration of such delay.

      The status of dependencies as shown in the table below represents a snapshot at the time of production of the current issue of this plan. Changes and updates are reported in the client progress reports.

      ==========================================================================
      No.   Obligation                                            Plan Due
                                                                  Date
      --------------------------------------------------------------------------
      1.    To have permanent office space made                   Project start
            available to
      ==========================================================================


                                      1/5

      ==========================================================================
      No.   Obligation                                            Plan Due
                                                                  Date
      --------------------------------------------------------------------------
            support 10 Project start Logica/Sema
            staff. This office space does not
            cover space needed for 3rd party
            developers (e.g. Oracle, CGEY).
      --------------------------------------------------------------------------
      2.    Appoint an internal Project Manager to                Throughout
            co-ordinate all EuroTel activities and
            to ensure that all EuroTel decisions
            are taken in a timely manner and in
            accordance with the project schedule.
            The EuroTel Project Manager shall be a
            single point of contact with Logica's
            Project Manager. The EuroTel Project
            Manager shall attend regular (weekly)
            progress meetings with the Logica
            Project Manager. The EuroTel Project
            Manager shall review Logica's monthly
            progress report and take full
            appropriate action in respect of
            issues.
      --------------------------------------------------------------------------
      3.    Technical support (PC, networks,                      Project start
            printers, software, email etc.) and
            system administration support for the
            Logica project team. Appoint an
            experienced system administrator/ DBA
            to support Logica's DBA.
      --------------------------------------------------------------------------
      4.    EuroTel will deliver a DB dump to Sema                Project start
      --------------------------------------------------------------------------
      5.    EuroTel to agree the scope of the                     During the
            system based upon Functional                          first month of
            Specifications within 5 working days                  project
            of receipt. Since the FS is expected
            to be a bulky document, particular
            parts will be provided to EuroTel in
            the meantime in a 'draft' state so the
            most of the document can be reviewed
            even before the official delivery.
            Provide subject matter experts for
            workshops and a list of business
            process owners and application
            architects (and their availability)
            within EuroTel for Logica consultants
            to discuss interface requirements and
            business processes and agree dates for
            consultation.
      --------------------------------------------------------------------------
      6.    Development hardware and environment                  2 weeks from
            to be made available within 2 weeks of                the project
            the project start.                                    start
      --------------------------------------------------------------------------
      7.    Testing/production hardware available.                Two/six weeks
                                                                  from the
                                                                  project start
      --------------------------------------------------------------------------
      8.    EuroTel shall provide Logica with                     2 weeks from
            example files for testing of all the                  the project
            interfaces defined in the Functional                  start
            Specifications.
      --------------------------------------------------------------------------
      9.    All formal documentation must be                      Throughout
            reviewed and agreed within five
            working days upon receipt.
      --------------------------------------------------------------------------
      10.   EuroTel must continuously have a valid                Continuous
            maintenance agreement in place for the
            BSCS system to be
      ==========================================================================

      ==========================================================================
      No.   Obligation                                            Plan Due
                                                                  Date
      --------------------------------------------------------------------------
            entitled to the V6.1 licence upgrade.
      --------------------------------------------------------------------------
      11.   EuroTel will assign qualified and                     Throughout
            appropriate staff for integration and
            acceptation tests, and cutover.
      --------------------------------------------------------------------------
      12.   EuroTel Bratislava will freeze its HW                 2 weeks from
            and SW production platform                            the project
                                                                  start
      ==========================================================================

                         Table 3.2 - Client Dependencies

      Monitoring and reporting of dependencies will be reviewed on a regular basis, at least monthly, with the client Project Manager and Logica line management. The vehicle for this review will be the Project Status reports.

1.3.1 EuroTel Bratislava Dependencies

      Logica is convinced that the project will be successful if the end users and EuroTel Bratislava team are fully committed to working together with Logica towards the delivery. There are number of obligations which EuroTel must meet to ensure project success. The exact specification and dates when the obligations must be met will be finalized in a contract negotiation phase and the Project Plan, however the key obligations are as follows:

      ==========================================================================
      No.   Obligation
      ==========================================================================
      1.    Provide an authorization to formally proceed with the project in accordance with the scope as outlined in this document.
      --------------------------------------------------------------------------
      2.    Agreed contract between EuroTel Bratislava and Logica.
      --------------------------------------------------------------------------
      3.    Agreed scope of supply.
      --------------------------------------------------------------------------
      4.    Appoint EuroTel Bratislava full-time Project Manager prior to project start to co-ordinate all EuroTel Bratislava activities and to ensure that all EuroTel Bratislava decisions are taken.
      --------------------------------------------------------------------------
      5.    Appoint one Consultant to work full time on the project under Logica project management. Appoint a programmer experienced in the particular area to work full time on the project under Logica project management.
      --------------------------------------------------------------------------
      6.    Appoint EuroTel Bratislava experienced system administrator/DBA to support Logica's onsite system administrator/DBA and to support data migration activity.
      --------------------------------------------------------------------------
      7.    Provide subject matter experts for workshops and a list of business process owners and application architects (and their availability)
            within EuroTel Bratislava for Logica consultants.
      --------------------------------------------------------------------------
      8.    Identify staff responsible, and ensure their availability, for review and acceptance of deliverables in a timely manner.
      --------------------------------------------------------------------------
      9.    Provide all information requested by Logica and/or Sema in the project language (English) in a timely manner. When requesting a particular information element, the project manager will assign a latest
      ==========================================================================

      ==========================================================================
            date for delivery of this information that is not unreasonably soon. EuroTel Bratislava typically will be expected and shall make sure to answer information requests within two weeks or less for major requests and business decisions involving EuroTel Bratislava and within three days for smaller details.
      --------------------------------------------------------------------------
      10. Provide any documentation necessary for a scheduled activity in English at start of the activity. The Logica/Sema project manager will advise the EuroTel Bratislava project manager of required information. However, EuroTel Bratislava shall ensure the delivery of a complete, accurate and up-to-date set of documentation.
      --------------------------------------------------------------------------
      11. Provide an overview and technical documentation about interfaces that have to be supported by the application in English at project start.
      --------------------------------------------------------------------------
      12. Provide a test environment to support data migration testing, system integration test, acceptance test and training for both Logica and its sub-contractors. Environment should be ready for BSCS installation, i.e. operating system installed, Oracle installed, network interfaces configured.
      --------------------------------------------------------------------------
      13. Provide a fully installed and configured hardware, and system software production environment.
      --------------------------------------------------------------------------
      14. Provide system software, other than BSCS v6.1, associated with EuroTel Bratislava's test and production hardware, e.g. Oracle, operating system, bill print viewer. Install client PC software in production environment.
      --------------------------------------------------------------------------
      15. Provide review comments on draft versions of deliverable documentation within one week of receipt of that documentation. Such period may be shortened or extended by mutual agreement of the parties on a case-by-case basis.
      --------------------------------------------------------------------------
      16. Provide office accommodation, necessary (sufficiently private) workspace, conference rooms PCs, access to network printing, file servers, etc., direct dial international phone access, data communication capabilities to allow remote diagnostics and data transfer, web access, for Logica and Sema while on EuroTel Bratislava premises.
      --------------------------------------------------------------------------
      17. Ensure the cooperation of third parties like network equipment manufactures, etc.
      --------------------------------------------------------------------------
      18. Ensure that EuroTel Bratislava specialist have the appropriate knowledge of BSCS v6.1 knowledge.
      --------------------------------------------------------------------------
      19. Provide live data required for system integration testing, Provide access to the production database to compare the results of processing the live data in both the source and target databases.
      ==========================================================================

1.3.2 EuroTel Custom Deliverables

      The IT department of EuroTel will be responsible for the updating of various interfaces and reporting applications as part of the overall migration implementation. EuroTel Bratislava will be responsible for timely delivery of.

      - The upgrade of the applications interfacing with BSCS, i.e. EuroTel own applications and third party applications.
      - Design of CAS clients or modification of existing EuroTel satellite applications to communicate with the CAS server.

      The necessary support to be provided by Logica in relation to this work is to be agreed along with the relevant milestones in the review of the Logica proposal.

                                                                          logica

Annex 6: Acceptance test procedure

1.1         Introduction

            The tests will be performed in three stages:

            -     Unit tests (Chapter 1.3.1 of this document)

            -     Integration tests (Chapter 1.4 of this document)

            -     Acceptance tests (Chapter 1.5 of this document)

            Each of these tests will be performed according to a test specification prepared in advance according rules stated below. EuroTel Bratislava will be responsible for approval of the Acceptance Tests Plan and Acceptance Test Specifications (project deliverables DM-8 and DM-9 respectively).

            The successful performance of Acceptation tests is a precondition to the project milestone PM-4.

1.1.1       Responsibilities

            All parties involved in the project (Logica, SchlumbergerSema, and EuroTel Bratislava) must participate in the respective tests of the delivered modules:

1.1.1.1     Logica

            -     Quality plan defining test documentation

            -     Unit tests of non-kernel DCRs

            -     Integration tests plan

            -     Integration tests specification (non-kernel)

            -     Integration tests

            -     Acceptation tests plan

            -     Acceptation tests specification

            -     Acceptation tests

1.1.1.2     SchlumbergerSema

            -     Unit tests of kernel DCRs and CAS2

            -     Integration tests plan for kernel and CS2 packages

            -     Integration tests specification (kernel, CAS2)


Appendix 6 - Acceptance procedure C.doc   1/8  Appendix 6 - Acceptance procedure
                                                                           C.DOC
(C) 2001 Logica

EuroTel Bratislava - BSCS Migration Study -
Migration Study Document ECF0548:002/Accepted D
2002-01-09

1.1.1.3     EuroTel Bratislava

            -     Approval of tests specification

            -     Preparation of tests environment

            -     Attendance of all performed tests

            -     Tests results approval

1.2         Test documentation

            The Test Transmittal Report is used to identify the items being transmitted for testing. Its use may be defined in the project quality plan and would normally be specified where formal transmittal of a test baseline between environments or some formal approval is needed.

            The Test Log is used to provide a complete list, in chronological order, of the tests performed and their status. Its use would be specified in the project quality plan. Where test results are recorded in some other format - e.g. by annotating a copy of the test description - then the additional status information identified in the template below should be recorded, i.e. baseline tested, date and time of test, tester and system configuration details.

            The purpose of Test Defect Observation Report is that of formally recording any defect or anomaly identified during inspection or testing of a unit, build or system. Its format is based on the general observation report and its use is mandatory for all formal testing. Besides describing the defect, the observation should identify the severity of the problem, other units affected, relevant change requests and be formally closed when corrected.

            The Test Summary Report is used to summarise the results of the test stage and to provide evaluations for those results. Its use should be described in the project quality plan. It is used to show approved completion and analysis of all formal testing.

            The Unit Test Description is a mandated output. It has a recommended format which is described in Cortex. It has a minimum mandated coverage which is described below:

            -     Identity of the unit to be tested

            -     The test objective

            -     The techniques to be applied

            -     The coverage criterion to be used


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            -     A listing of test cases to be applied, showing for each the inputs and expected outputs

            -     The test expected results

            -     The pass/fail criteria

            -     The hardware and software environment

            The Integration and System Test Plan is a mandated output. It has a recommended format, which is described in Cortex.

            The Integration and System Test Specification is a mandated output. It has a recommended format, which is described in Cortex.

            The Acceptance Test Plan is a mandatory output.

            The Acceptance Test Specification is a mandatory output.

            The Acceptance Test Description is a mandatory output. It has a recommended format, which is described in the Cortex. The description of an acceptance test should include the following topics:

            -     Unique test identifier and title

            -     Purpose which describes why the test is performed

            -     Time estimate for the test

            - Resources: e.g. PCs, printers, simulators, any special test equipment

            -     Dependencies: tests which must be executed before this one

            -     Any preconditions for the test, such as database contents

            - Procedure: describes, in a series of steps, the actions to execute the test and the expected system response, down to the level of the transaction executed and a which type of terminal. This will also define a clear unambiguous pass or fail criteria for each high level step. These criteria are critical because it is the passing of these criteria that determine if the test passes or not

            -     Any tidying up activity required after the test

            -     Functions covered.

            An Acceptance Certificate is a mandatory output. The requirements for format, content, issue, authorisation and agreement of Acceptance Certificates under a contract is defined in the Quality Plan.


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1.3         Test design

1.3.1       Unit tests

            A Unit Test Description in the form required by Cortex and is produced for each Unit specification. Testing of an object is complete only when all defined test cases have been executed and the results have been reviewed against the expected results and the criteria for success. Unit test is complete once all units identified in the Technical Specification have been tested, and a complete set of software source code or hardware assemblies, Unit Test Descriptions and test results have been placed under configuration control. Testing corrected errors and enhancements is performed according to this process. In such cases regression testing has to be also performed.

1.3.2       Test Aims

            - To demonstrate that an objects satisfies the stated requirements of its functional design and construction criteria.

            - To confirm that an object is appropriate for its intended purpose and usage

            -     To record the execution and results of the tests conducted.

            - To provide a definitive and repeatable verification and validation process with deterministic results.

1.3.3       Exit criteria

            - Verified and validated object placed under configuration control.

            - Completion of all defined unit test cases and review of results, (or decision to abandon).

1.3.4       Outputs

            -     Unit Test Description

            -     Test Results

            -     Test Transmittal Report

            -     Test Log

            -     Test Defect Observation Report

            -     Test Summary Report


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1.4         Integrate and (Sub)System Test

            This sub-process covers the building and testing of the system from its smallest building blocks; i.e. hardware and software units. During the process, errors are discovered and removed. The sub-process covers processes, which can be exercised individually in sequence, or collectively, dependent on the scope defined Functional Design.

            An Integration and Test Plan is produced to define the strategy and approach used for integrating and testing software and hardware components to build the unit or system, and for conducting overall system tests of that unit or system.

            System Tests must relate to, and be traceable to, the Technical Specification. The integrate and test process could be applied recursively. Completion of the above processes is achieved once all tests specified in the Integration and System Test Specification have been executed and passed, and the results are under configuration control.

1.4.1       Integration test principles

            The integration process commences with building units into the planned components of the system. The following principles apply:

            -     The test environment must be controlled and stable

            - Test assemblages for integration testing must have been constructed from configuration controlled copies that have passed their unit tests

            - Support software and hardware must be suitably validated prior to use and maintained under configuration control

            -     Integration tests will be divided for the two tests sets:

                        -     Kernel parts

                        -     Non-kernel parts

1.4.2       Integration test responsibilities

            SchlumbergerSema is responsible for integration tests for kernel parts. Logica is responsible for integration tests for non-kernel parts.

1.4.3       System test principles for kernel parts

            When the components of the system have been successfully integrated, System Testing have to be performed in accordance with the defined test strategy by SchlumbergerSema. System Testing checks both functional and non-


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            functional aspects of the system. It checks that the completed unit or system provides the specified functions and features, and also tests the non-functional aspects such as performance and capacity. A dry-run of Factory Acceptance Tests for subcontractors should also be included as part of System Test. Records of test runs, progress and results are kept. The following principles apply:

            - Test assemblages for System Testing are constructed from software and hardware which has completed integration testing and is correspondingly under configuration control.

            - System Tests test for the required functionality to provide confidence that the system complies with the requirements before it enters formal acceptance testing with the customer.

            - System Tests test for non-functional aspects of the system, e.g. performance, reliability, recovery and availability, portability, efficiency and security and safety where these are appropriate.

            - Regression tests must be performed to establish confidence in the changes made as a result of error correction. Changes must be undertaken to configuration-controlled units in a systematic and controlled manner.

1.4.4       Aims

            - To demonstrate that an object satisfies the stated requirements of its functional design and construction criteria.

            - To confirm that an object is appropriate for its intended purpose and usage

            -     To record the execution and results of the tests conducted.

            - To provide a definitive and repeatable verification and validation process with deterministic results.

1.4.5       Exit criteria

            - Verified and validated object placed under configuration control.

            - Completion of all defined test cases and review of results, (or decision to abandon).

1.4.6       Outputs

            -     Integration and System test plan

            -     Integration and System test specification

            -     Test Results


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            -     Test Transmittal Report

            -     Test Log

            -     Test Defect Observation Report

            -     Test Summary Report

1.5         Acceptance Test

            Acceptance is in several stages during the project according the plan project. Acceptance is against a Functional Requirements Specifications. Functional Requirements Specification given in the plan to how we will demonstrate non-functional requirements such as reliability. The acceptance criteria should be defined in the Acceptance Test Plan. The criteria should be defined in terms, which prevent trivial failures from stopping acceptance.

            On occasions, the Acceptance Test Specification is produced by SchlumbergerSema, Logica and EuroTel Bratislava a.s. and/or another third party. In this case, it is imperative that the document will be reviewed against Functional Requirements within the scope of the contract.

            Detailed test scripts, called Acceptance Test Descriptions, are produced for each test specified in the Acceptance Test Specification. These, supported by defined test data, represent the detailed instructions used to execute the tests during the acceptance process.

            FAT and SAT complete once the defined tests have been executed and meet their acceptance criteria.

1.5.1       Aims

            - To demonstrate that an object satisfies the stated requirements of its functional design and construction criteria.

            - To confirm that an object is appropriate for its intended purpose and usage

            -     To record the execution and results of the tests conducted.

            - To provide a definitive and repeatable verification and validation process with deterministic results.

1.5.2       Execution criteria preconditions

            Before start of Acceptation Test cases the Tests described in 1.3.1 and 1.4 have to be successfully executed.


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1.5.3       Exit criteria

            - Verified and validated object placed under configuration control.

            - Completion of all defined unit test cases and review of results, (or decision to abandon).

1.5.4       Outputs

            -     Acceptance test plan

            -     Acceptance test specification

            -     Acceptance test description

            -     Test Results:

            -     Test Log

            -     Test Defect Observation

            -     Test Summary Report

            -     Acceptance Certificate


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Annex No. 5: Authorized persons

1.1   Authorized Persons

      The project team will consist of Logica's local staff as well as staff from Logica's Customer Care and Billing International Business Unit (CC&B
      IBU), which is based in Logica's Rotterdam office. The CC&B IBU is Logica's center of excellence for telecommunications customer care and billing systems.

The table below shows the mapping from Logica's organisation to EuroTel's organization.

     ==========================================================================================
            Logica Role                 Primary EuroTel Contacts                Reason
     ------------------------------------------------------------------------------------------
     Logica Country Manager          General Manager                    Overall Logica-EuroTel
                                     Jozef Barta                        relationship
     Robert Sandor
     ------------------------------------------------------------------------------------------
     Logica Regional Operations      IT Director                        Project progress and
     Director                                                           client relationship.
     Peter Morvic                    Milan Hain
                                                                        Overall client
                                                                        relationship and
                                                                        additional prospects
     ------------------------------------------------------------------------------------------
     Logica Sales and Commercial     Senior Manager,                    Additional prospects
     Manager                         Procurement & Logistics

     Katarina Machkova               Martin Horvath
     ------------------------------------------------------------------------------------------
     Logica Project Manager          EuroTel Project Manager            Project management
     Juraj Brtko                     Hedvika Eiflerova                  issues
     ------------------------------------------------------------------------------------------
     Logica Technical Manager                                           Technical issues
     Dusan Valasek                   ----------------------------------------------------------
                                                                        Software development
                                                                        issues
     ==========================================================================================


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